Exhibit 99.1



                Orion HealthCorp Announces Third Quarter Results



    ATLANTA--(BUSINESS WIRE)--Nov. 13, 2006--Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the third quarter and nine months ended September 30, 2006.

    For the three months ended September 30, 2006, net operating revenues were $7.5 million compared with $7.3 million for the same period in the prior year. Net loss was $488,000, or $0.04 per basic share, for the third quarter of 2006 compared with a net loss of $6.1 million, or $0.53 per basic share, for the prior year period. The net loss for the three month period ended September 30, 2005, includes a loss from operations of discontinued businesses of $4.2 million. Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $47,000 for the third quarter of 2006 as compared to an EBITDA loss of $1.1 million for the three months ended September 30, 2005. (A reconciliation of EBITDA to net income is provided on the attached un-audited consolidated condensed statements of operations.)

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We believe that these results reflect the continued improvement in the financial performance of our company. We remain focused on building our core business, providing billing and collection services and practice management solutions to physicians, both through organic growth and strategic acquisition. Demand for revenue cycle management services continues to grow as there is escalating pressure on physicians to operate more efficiently and outsource the management of billing and collections. Furthermore, the quantity and quality of acquisition opportunities in our pipeline continue to improve as market consolidation activity remains robust."

    For the nine months ended September 30, 2006, net operating revenues were $21.6 million compared with $22.5 million for the same period in the prior year. Loss from continuing operations was $773,000, or $0.06 per basic share, for the nine months ended September 30, 2006, compared with a loss from continuing operations of $4.7 million, or $0.48 per basic share, for the same period in 2005. Net loss, including income from discontinued operations of $576,000, was $197,000, or $0.01 per basic share, for the nine months ended September 30, 2006, compared with a net loss, including a loss from discontinued operations of $11.4 million, (including a charge for impairment of intangible assets of $9.8 million) of $16.1 million, or $1.65 per basic share, for the same period in 2005. EBITDA totaled $163,000 for the nine months ended September 30, 2006, compared with an EBITDA loss of $2.1 million for the prior year period.

    The results for the three months and nine months ended September 30, 2006 and 2005, respectively, include the consolidated results of Orion HealthCorp, with two of its business units: Integrated Physician Solutions, Inc., which provides business and management services to pediatric physician groups, and Medical Billing Services, Inc., which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare" is reported as discontinued operations for the three months and nine months ended September 30, 2006 and 2005.

    The live broadcast of Orion HealthCorp's third quarter conference call will begin at 11:00 a.m. Eastern Time on November 13, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion HealthCorp, Inc. provides complementary business services to physicians through two wholly owned subsidiaries: Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, the failure to obtain continued forbearance on the Company's revolving lines of credit as a result of the Company's default of its financial covenants, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies, including the impact and expense of any potential acquisitions and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.



                        ORION HEALTHCORP, INC.
      Unaudited Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                                    Three Months       Nine Months
                                        Ended             Ended
                                    September 30,     September 30,
                                  ----------------- ------------------
                                   2006     2005     2006      2005
                                  -------- -------- -------- ---------

Net operating revenues             $7,474   $7,256  $21,560   $22,537
Operating expenses                  7,835    9,007   22,624    26,962
Total other income (expenses), net   (127)    (103)     291      (274)
                                  -------- -------- -------- ---------

Loss from continuing operations (488) (1,854) (773) (4,699) Income (loss) from operations of discontinued components,
 including gain (loss) on disposal      -   (4,228)     576   (11,412)
                                  -------- -------- -------- ---------

Net income (loss)                   $(488) $(6,082)   $(197) $(16,111)
                                  ======== ======== ======== =========

Weighted average common shares
 outstanding:
  Basic                            12,777   11,344   12,601     9,766
  Diluted                          12,777   11,344   12,601     9,766

Net income (loss) per share, basic
 and diluted:
  Net loss per share from
   continuing operations           $(0.04)  $(0.16)  $(0.06)   $(0.48)

  Income (loss) per share from
   discontinued operations              -    (0.37)    0.05     (1.17)
                                  -------- -------- -------- ---------
         Net loss per share        $(0.04)  $(0.53)  $(0.01)   $(1.65)
                                  ======== ======== ======== =========

Reconciliation of EBITDA to net
 loss:
EBITDA                                $47  $(1,143)    $163   $(2,089)
  Less: Depreciation and
   amortization                      (408)    (608)  (1,227)   (2,336)
  Less: Total other income
   (expenses), net                   (127)    (103)     291      (272)
  Less: Minority interest loss in
   partnership                          -        -        -        (2)


  Less: Income (loss) from
   operations of discontinued
   components, including net gain
   (loss) on disposal                   -   (4,228)     576   (11,412)
                                  -------- -------- -------- ---------
         Net loss                   $(488) $(6,082)   $(197) $(16,111)
                                  ======== ======== ======== =========




                        ORION HEALTHCORP, INC.
                Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                               Sept. 30,    Dec. 31,
                                                 2006         2005
                                              ------------ -----------
                                              (Unaudited)
Current assets:
  Cash and cash equivalents                          $101        $299
  Accounts receivable, net                          2,745       2,798
  Inventory                                           282         206
  Prepaid expenses and other current assets           733         716
  Assets held for sale                                 --         976
                                              ------------ -----------
     Total current assets                           3,861       4,995

Property and equipment, net                           620         742

Other long-term assets:
  Intangible assets, including goodwill, net       15,233      16,289
  Other assets, net                                    63          92
                                              ------------ -----------
     Total other long-term assets                  15,296      16,381
                                              ------------ -----------
       Total assets                               $19,777     $22,118
                                              ============ ===========

Current liabilities:
  Accounts payable and accrued expenses            $5,843      $6,738
  Other current liabilities                            --          25
  Current portion of capital lease obligations         92          92
  Current portion of long-term debt                 3,492       4,232
  Liabilities held for sale                            --         452
                                              ------------ -----------
     Total current liabilities                      9,427      11,539
                                              ------------ -----------

Long-term liabilities:
  Capital lease obligations, net of current
   portion                                            145         214
  Long-term debt, net of current portion            3,795       3,871
  Minority interest in partnership                     --          35
                                              ------------ -----------
     Total long-term liabilities                    3,940       4,120
                                              ------------ -----------

Stockholders' equity:
  Preferred stock, par value $0.001;
   20,000,000 shares authorized; no shares
   issued and outstanding                              --          --
  Common stock, Class A, par value $0.001;
   70,000,000 shares authorized, 12,788,776
   and 12,428,042 shares issued at September
   30, 2006 and December 31, 2005,
   respectively                                        13          12
  Common stock, Class B, par value $0.001;
   25,000,000 shares authorized, 10,448,470
   shares issued and outstanding at September
   30, 2006 and December 31, 2005,
   respectively                                        11          11
  Common stock, Class C, par value $0.001;
   2,000,000 shares authorized, 1,437,572
   shares issued and outstanding at September
   30, 2006 and December 31, 2005,
   respectively                                         2           2
  Additional paid-in capital                       57,075      56,928
  Accumulated deficit                             (50,653)    (50,456)
  Treasury stock - at cost; 9,140 shares              (38)        (38)
                                              ------------ -----------
     Total stockholders' equity                     6,410       6,459
                                              ------------ -----------
       Total liabilities and stockholders'
        equity                                    $19,777     $22,118
                                              ============ ===========



    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer
             Chief Executive Officer
             678-832-1800
             or
             Stephen H. Murdock
             Chief Financial Officer
             678-832-1800